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                                                                      EXHIBIT 12

                                DANA CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                    (AMOUNTS IN MILLIONS, EXCEPT RATIO DATA)

                                                                                                           NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                               ------------------------------------------------------       --------------
                                                    1992       1993        1994       1995       1996       1996      1997
                                                    ----       ----        ----       ----       ----       ----      ----

Income before minority interest
  and equity in earnings of affiliates          $   28.4    $  138.3   $  234.2   $  332.0   $  325.4   $  249.2   $  280.4
Income taxes                                        (2.1)       89.6      157.4      181.2      166.3      139.8      251.9
Remitted equity in affiliates                       38.3        14.3        8.5        0.8        0.4        --        13.5
                                                --------    --------   --------   --------   --------   --------   --------
                                                    64.6       242.2      400.1      514.0      492.1      389.0      545.8
                                                --------    --------   --------   --------   --------   --------   --------

Fixed Charges:
  Interest expense                                 168.1       137.3      113.4      146.4      159.0      116.4      144.2
  Appropriate portion (1/3) of
     rentals                                        18.1        19.3       21.6       23.6       24.9       19.5       19.0
                                                --------    --------   --------   --------   --------   --------   --------
                                                   186.2       156.6      135.0      170.0      183.9      135.9      163.2
                                                --------    --------   --------   --------   --------   --------   --------

Earnings before income taxes,
  fixed charges and including
  remitted equity in affiliates                 $  250.8    $  398.8   $  535.1   $  684.0   $  676.0   $  524.9   $  709.0
                                                ========    ========   ========   ========   ========   ========   ========


Ratio of earnings to fixed charges                1.3x        2.5x       4.0x       4.0x       3.7x       3.9x       4.3x

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                                    II-85